UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 29, 2023

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas,	New York,	NY	10036
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(212)	345-5000
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	MMC	New York Stock Exchange
Chicago Stock Exchange
London Stock Exchange
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 29, 2023, the board of directors (the “Board”) of Marsh & McLennan Companies, Inc. (the “Company”) appointed Judith Hartmann, age 53, and Ray G. Young, age 61, as independent members of the Board, effective immediately. The Board appointed Ms. Hartmann and Mr. Young to its Audit Committee, having determined that they satisfy all the applicable requirements to serve on such committee, including independence standards.

As non-management directors, Ms. Hartmann and Mr. Young will be compensated as described in “Description of Compensation Arrangements for Independent Directors”, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

A copy of the Company's press release, dated March 29, 2023, announcing the appointment of Ms. Hartmann and Mr. Young is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

99.1      Press release issued by Marsh & McLennan Companies, Inc. on March 29, 2023.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Connor Kuratek
Name:	Connor Kuratek
Title:	Deputy General Counsel & Corporate Secretary

Date:    March 29, 2023

EXHIBIT INDEX

Exhibit No.           Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on March 29, 2023.
4